                                                                  Exhibit 2.3

                              ARTICLES OF MERGER

                                       OF

                          ROYAL MORTGAGE CORPORATION

                                      INTO

                           DAVENPORT VENTURES, INC.

     First: The name of the surviving entity is Davenport Ventures, Inc., and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is Royal Mortgage Corporation, organized in the jurisdiction of Texas, the laws of which permit this merger.

     Second: A plan of merger was adopted by each entity that is a party to this merger.

     Third: The plan of merger was submitted to the owners of Davenport Ventures, Inc., by the entity of directors thereof pursuant to Chapter 78 of the Nevada Revised Statutes.

     Fourth: The designation, percentage of total vote or number of votes entitled to be cast and the total number of undisputed votes or undisputed total percentage of owner's interests cast for the plan, by each class of owner's interests of Davenport Ventures, Inc. entitled to vote separately on the plan is as follows:

                        Votes Entitled     Undisputed Votes or Percentage
Designation               to be Cast          of Owner's Interests for
-----------              ------------      ------------------------------
Common Stock,
$.001 par value           2,560,000                1,512,960 or 59.1%

     Fifth: The number of votes or percentage of owner's interests cast for the plan by the owners of each class of interests of Davenport Ventures, Inc. was sufficient for approval by the owners of that class.

     Sixth: The plan of merger was submitted to the owners of Royal Mortgage Corporation, by the entity of directors thereof.

     Seventh: The designation, percentage of total vote or number of votes entitled to be cast and the total number of undisputed votes or undisputed total percentage of owner's interests cast for the plan, by each class of owner's interests of Royal Mortgage Corporation entitled to vote separately on the plan is as follows:

                      Voted Entitled       Undisputed Votes or Percentage
Designation            to Be Cast            of Owner's Interests for
-----------           --------------       ------------------------------

Common Stock,
$.001 par value        4,528,845                 2,010,674 or 44.4%



     Eighth: The number of votes or percentage of owner's interests cast for the plan by the owners of each class of interests of Royal Mortgage Corporation was sufficient for approval by the owners of that class.

     Ninth: The articles of incorporation of Davenport Ventures, Inc. was amended as provided by the plan of merger, so that the First and Fourth Articles of said articles of incorporation are amended to read as follows:

           "FIRST. The name of the corporation is:
                  ROYAL FINANCIAL CORPORATION,";

           "FOURTH. The total number of voting common stock authorized that may be issued by the Corporation is FIFTY MILLION (50,000,000) shares of stock with $.001 par value and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors."

     Tenth: The complete executed plan of merger is on file at the place of business of Davenport Ventures, Inc. located at 1000 Ballpark Way, Suite 210, Arlington, Texas 76011 and a copy of the plan will be furnished by Davenport Ventures, Inc., on request and without cost to any owner of any entity which is a party to this merger.

     Eleventh: All entities party to this merger have complied with laws of their respective jurisdiction of organization concerning this merger.

                                           DAVENPORT VENTURES, INC.



                                           /s/ Michael J. Pilgrim
                                           ------------------------------
                                           Michael J. Pilgrim, President


                                           /s/ Mark J. Teinert
                                           -----------------------------
                                           Mark J. Teinert, Secretary

STATE OF          )
                  )ss.:
COUNTY OF         )



     On 8/14/98, personally appeared before me, a Notary Public Michael J. Pilgrim and Mark J. Teinert who acknowledged that they executed that above instrument.



                                           Diane Posey
                                           --------------------------
                                           Signature of Notary Public


[NOTARY STAMP OR SEAL]